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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[X]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                              NAVARRE CORPORATION
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

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     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     3) Filing Party:

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     4) Date Filed:

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SEC 1913 (02-02)


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                              NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                           NEW HOPE, MINNESOTA 55428
                                 (763) 535-8333

                             ---------------------

                      SUPPLEMENT NO. 1 TO PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 10, 2003

                             ---------------------

     You are directed to our Proxy Statement, which was mailed to our shareholders beginning July 31, 2003. The section of our Proxy Statement entitled "Certain Transactions" is amended to read in its entirety as follows:

                              CERTAIN TRANSACTIONS

CHENEY LEAVE OF ABSENCE AGREEMENT

     On July 15, 2002, we entered into an agreement with Mr. Cheney under which Mr. Cheney will have a leave of absence until February 1, 2004 to enable him to complete law school. Under the agreement, Mr. Cheney will be paid nominal compensation, but will continue to receive health and dental insurance, life insurance, disability insurance, payment of law school education expenses and certain club memberships. Upon his return to work, Mr. Cheney will be entitled to a salary of $240,000 per year. During the leave of absence period, Mr. Cheney will be compensated for serving as a director by receiving the same retainer, board attendance fees and stock options received by non-employee directors. See "Director Compensation."

     In the event Mr. Cheney's agreement is terminated by the Company without Company cause or by Mr. Cheney for Executive Cause, Mr. Cheney is entitled to receive $240,000 per year for two years in exchange for a non-compete agreement, plus accrued but unpaid benefits.

     In the event that Mr. Cheney's employment is terminated by the Company without Company cause or by Mr. Cheney for Executive Cause after a Change in Control, then in addition to the payments otherwise due Mr. Cheney, the Company will pay him an amount equal to his Average Annual Compensation multiplied by 2.99, which at March 31, 2003 would have been equal to $876,791.

MICHAEL BELL EMPLOYMENT AGREEMENT AND STOCK PURCHASE

     Effective July 31, 2002, the Company's wholly-owned subsidiary, Encore Acquisition Corporation, a Minnesota Corporation ("Encore") acquired substantially all the assets of Encore Software, Inc. Effective August 24, 2002, Encore entered into an employment agreement with Michael Bell providing for his employment as Chief Executive Officer of Encore. Mr. Bell was the prior Chief Executive Officer of Encore Software, Inc. The Agreement has a term of five years, but may be terminated by either Encore or by Mr. Bell at any time for any or for no reason. The Agreement currently provides for an Initial Base Salary of $185,000 per year, subject to adjustments in future years to be determined annually by Encore's Board of Directors. The Agreement further provides that Mr. Bell shall be entitled to an annual performance bonus of up to forty percent (40%) of his annual salary, with the bonus to be determined by Encore's Board of Directors and based on Mr. Bell's and Encore's satisfaction of mutually acceptable performance objectives. Mr. Bell was granted a signing bonus of
$5,500 upon execution of the Agreement and he is entitled to the usual and customary benefits offered by Encore from time to time to its executives, including health insurance. Mr. Bell is also entitled to receive vacation, reimbursement for reasonable business expenses, and a vehicle allowance of $750 per month.
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     The Agreement includes confidentiality/non-disclosure obligations and other restrictive conditions upon termination of the Agreement. If the Agreement is terminated by the Company within two years after a Change of Control, the Company must pay Mr. Bell an amount equal to the compensation which would have been paid to Mr. Bell during the period from the date of termination to the end of the Agreement term had the Agreement not been terminated upon a change of control, provided however that the maximum amount payable cannot exceed the maximum amount payable under Section 280G of the Internal Revenue Code of 1986 without the imposition of any excise tax or the denial of any deduction to the Company with respect to such payment. In addition, if the Agreement is terminated by Mr. Bell for Good Reason or by the Company for any reason other than death, disability or cause, Mr. Bell will continue to receive base salary, bonus and health benefits for the remainder of the Agreement term without any obligation on the part of Mr. Bell to mitigate any such payments if he is not in breach of any contractual obligations with the Company or the confidentiality/restrictive provisions of the Agreement.

     As an inducement for Mr. Bell to enter into the Agreement, the Company guaranteed the collection of Mr. Bell's compensation payable by Encore during the twelve-month period beginning on the effective date of this Agreement. The guarantee includes any reasonable attorney fees and expenses incurred by Mr. Bell in enforcing his rights under this Guaranty. The Company's exposure under the Guaranty is limited to $250,000.

     As an additional component to Mr. Bell's employment, Encore and Mr. Bell entered into a stock purchase agreement, dated August 24, 2002, whereby Encore agreed to issue to Mr. Bell 20,000 of the 100,000 outstanding shares of capital stock of Encore. Mr. Bell paid Encore a total of $500 in cash for these shares. Mr. Bell and Encore entered into a buy/sell agreement, which imposes restrictions on the transfer of Mr. Bell's capital stock and provides for the orderly future disposition of these shares.

OTHER ITEMS

     At March 31, 2003, Mr. Paulson was indebted to us in the principal amount of $800,000. We accrue interest on the outstanding indebtedness at the rate of
5.25 percent per year. See "Employment Agreements" for a description of the loan.

     As of July 1, 2003, we had 148,248 shares, which included 18,708 options granted on February 6, 2002 and 6,000 options granted on May 6, 2002 to the Company's six non-employee directors, being held pending shareholder approval of the proposal to increase the number of shares issuable under the 1992 Plan. See Proposal #2 -- "Approval of Amendment to 1992 Stock Option Plan to Increase Number of Shares Reserved for Issuance."

     We also paid a consulting fee of $187,000 to Michael Snow, a member of the Company's Board of Directors, for consulting services provided in conjunction with the acquisition of Encore Software, Inc.

     The remainder of the Proxy Statement is unchanged.

August 05, 2003.